Exhibit 5.1

January 21, 2025

Momentus Inc.
3901 N. First Street
San Jose, CA 95134
(650) 564-7820

Ladies and Gentlemen:

We have acted as counsel to Momentus, Inc., a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer and sale by the Corporation of up to (i) 1,500,000 shares (the “Shares”) of the Corporation’s Class A common stock, par value $0.00001 (the “Common Stock”); (ii) 1,500,000 pre‑funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,500,000 shares of Common Stock (the “Pre-Funded Warrant Shares”); and (iii) 1,500,000 warrants (the “Common Warrants”) to purchase up to 1,500,000 shares of Common Stock (the “Common Warrant Shares”).

The Registration Statement also relates to the issuance by the Corporation of up to 75,000 warrants (the “Placement Agent Warrants” and together with the Pre-Funded Warrants and Common Warrants, collectively, the “Warrants”) to purchase up to 75,000 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares and the Common Warrant Shares, collectively, the “Warrant Shares” and together with the Shares and the Warrants, collectively, the ”Securities”).

In connection with this opinion, we have examined and relied upon (i) the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Corporation, as amended to date (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Corporation with respect to the issuance the Securities; (iv) the forms of Warrants; (v) the Registration Statement; and (vi) such other investigation as we have deemed appropriate. We have also relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below upon oral or written statements and representations of officers and other representatives of the Corporation without independent verification.

Based upon and subject to the foregoing, we are of the opinion that the Shares and the Warrants are duly authorized for issuance by the Corporation and, when issued and paid for as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and that the Warrant Shares are duly authorized for issuance by the Corporation and, when issued and sold by the Corporation upon valid exercise of the Warrants and payment therefor, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion to the extent that, notwithstanding the Corporation’s current reservation of shares of Common Stock, future issuances of securities of the Corporation, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Corporation, may cause the Warrants to be exercisable or redeemable for more shares of Common Stock than the number that then remain authorized but unissued.

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Our opinion expressed above are limited to the Delaware General Corporation Law (“DGCL”), the laws of the State of New York and the federal laws of the United States of America.

The opinion set forth herein is based upon the law in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an Exhibit.

Very truly yours,

/s/ Bradley Arant Boult Cummings, LLP